                                                                    EXHIBIT 99.4

                               Offer to Exchange

           Up to $150,000,000 Outstanding Aggregate Principal Amount
                                    of the
                  5% Convertible Subordinated Notes Due 2002
                                   issued by


                             CELLSTAR CORPORATION

                                      for

       Up to an Aggregate of $55,000,000 in Cash, and up to $60,124,000 Aggregate Principal Amount of 12% Senior Subordinated Notes due February 2007
  and up to $60,124,000 Aggregate Principal Amount of 5% Senior Subordinated
                      Convertible Notes due November 2002

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The Exchange Offer will expire at 5:00 p.m., New York City time, on
____________, 2001, unless extended or earlier terminated. Tenders may be withdrawn prior to 5:00 p.m., New York City time, on the expiration date.
--------------------------------------------------------------------------------

                                                             December ____, 2002


To Our Clients:


     Enclosed for your consideration is a Prospectus, dated December ___, 2001, (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by CellStar Corporation, a Delaware corporation ("CellStar"), to exchange (the "Exchange Offer") (i) $366.67 in cash and (ii) at your election, either (a) $400.94 principal amount of 12% Senior Subordinated Notes due February 2007 (the "Senior Notes") or (b) $320.75 principal amount of Senior Notes and $80.19 principal amount of 5% Senior Subordinated Convertible Notes due November 2002 (the "Senior Convertible Notes") or (c) $400.94 principal amount of Senior Convertible Notes for each $1,000 principal amount of CellStar's currently outstanding 5% Convertible Subordinated Notes due 2002 (CUSIP Nos. 150925AC9, 150925AB1, 150925AA3 and U12623AA9) (the "Existing Subordinated Notes"). Subject to the terms and conditions of the Exchange Offer, CellStar will issue up to an aggregate of $55,000,000 in cash and up to $60,124,000 aggregate principal amount of Senior Notes and $60,124,000 aggregate principal amount of Senior Convertible Notes for up to $150,000,000 aggregate principal amount of Existing Subordinated Notes, representing 100% of the outstanding principal amount of the Existing Subordinated Notes, that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. CellStar will also pay accrued and unpaid interest up to the date of acceptance on Existing Subordinated Notes CellStar accepts for exchange. The Senior Notes and Senior Convertible Notes are sometimes referred to herein as the "Exchange Notes."

     CellStar reserves the right to extend or terminate the Exchange Offer, and to otherwise amend the Exchange Offer in any respect. The Exchange Offer is open to all holders of Existing Subordinated Notes and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Prospectus, as may be amended or supplemented from time to time, CellStar reserves the right to waive any and all conditions to the Exchange Offer.

     These materials are being forwarded to you as the beneficial owner of Existing Subordinated Notes held by us for your account but not registered in your name. A tender of the Existing Subordinated Notes may only be made by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Subordinated Notes held by us for your account.


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


     Accordingly, we request instructions as to whether you wish us to tender on your behalf any Existing Subordinated Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus (as may be amended or supplemented from time to time) and related Letter of Transmittal.




Your attention is directed to the following:


     1. For each $1,000 in principal amount of Existing Subordinated Notes that are properly tendered, not withdrawn and accepted for exchange, you will receive $366.67 in cash and at your election, either
          (a) $400.94 principal amount of Senior Notes, (b) $320.75 Senior Notes and $80.19 Senior Convertible Notes, or (c) $400.94 principal amount of Senior Convertible Notes, plus accrued and unpaid interest up to the date the Existing Subordinated Notes are accepted for exchange.

     2. The Exchange Offer is for up to $150,000,000 outstanding aggregate principal amount of Existing Subordinated Notes, which represents all of the outstanding Existing Subordinated Notes.

     3. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the title "The Exchange Offer - Conditions to the Exchange offer."

     4. Any transfer taxes incident to the transfer of Existing Subordinated Notes from the holder to CellStar will be paid by CellStar, except as otherwise provided in the Letter of Transmittal.

     5. The Exchange Offer will expire at 5:00 p.m., New York City time, on _____________ 2002, unless extended. CellStar, in its sole and absolute discretion, may extend the Exchange Offer.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender any Existing Subordinated Notes on your behalf in accordance with the provisions of the Exchange Offer. Any Existing Subordinated Notes tendered pursuant to the applicable Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer or at any time after ________, 2002, if CellStar has not accepted the tendered Existing Subordinated Notes for exchange by that date.

     CellStar is not aware of any jurisdiction where the making of the Exchange Offer is prohibited by any administrative or judicial action pursuant to any applicable state statute. If CellStar becomes aware of any applicable state statute prohibiting the making of the Exchange Offer or the acceptance of the Existing Subordinated Notes pursuant thereto, CellStar may, in its sole discretion, attempt to comply with any such state statute. If CellStar cannot comply with any such state statute, or elects not to attempt to comply with any such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Existing Subordinated Notes in such state.

     If you wish to have us tender any Existing Subordinated Notes, please so instruct us by completing, executing and returning to us the instruction form on the next page of this letter. If you authorize the tender of your Existing Subordinated Notes, the entire principal amount of your Existing Subordinated Notes will be tendered unless you otherwise specify.


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                   Instructions With Respect To The Exchange
                                      of
           Up to $150,000,000 Outstanding Aggregate Principal Amount
                                    of the
                  5% Convertible Subordinated Notes Due 2002
                                   issued by

                             CELLSTAR CORPORATION

                                      for

  Up to an Aggregate of $55,000,000 in Cash, and up to $60,124,221 Aggregate Principal Amount of 12% Senior Subordinated Notes due February 2007 and up to $60,124,221 Aggregate Principal Amount of 5% Senior Subordinated Convertible
                            Notes due November 2002


     The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus, dated December ____, 2001 (the "Prospectus"), and the related Letter of Transmittal in connection with the offer by CellStar Corporation , a Delaware corporation ("CellStar"), to exchange (i) $366.67 in cash and (ii) at your election, either (a) $400.94 principal amount of 12% Senior Subordinated Notes due February 2007 (the "Senior Notes") or (b) $320.75 principal amount of Senior Notes and $80.19 principal amount of 5% Senior Subordinated Convertible Notes due November 2002 (the "Senior Convertible Notes") or (c) $400.94 principal amount of Senior Convertible Notes for each $1,000 principal amount of CellStar's 5% Convertible Subordinated Notes due 2002 (the "Existing Subordinated Notes"), upon the terms and subject to the conditions set forth in the Prospectus and related Letter of Transmittal.

     This will instruct you to tender the principal amount of Existing Subordinated Notes indicated below (or, if no amount is indicated below, the entire principal amount of Existing Subordinated Notes) held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.




Principal Amount of Existing Subordinated Notes to be Tendered:*

$______________________________

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              ELECTION AS TO FORM OF EXCHANGE OFFER CONSIDERATION FOR HOLDERS EXCHANGING EXISTING SUBORDINATED NOTES
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If you are accepting the Exchange Offer, you may elect to receive the following for each $1,000 Principal Amount of Existing
Subordinated Notes tendered in the Exchange Offer (CHECK ONE ONLY)(a)
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
[ ] OPTION (A): $366.67 cash, and $400.94 principal amount of Senior Notes.
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[ ] OPTION (B): $366.67 cash, $320.75 principal amount of Senior Notes, and $80.19 principal amount of Senior Convertible Notes.
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[ ] OPTION (C): $366.67 cash, and $400.94 principal amount of Senior Convertible Notes.
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(a) You will receive Option (A) if you fail to check one of the three boxes above.

Dated:_________________________        _____________________________________

                                       _____________________________________
                                                   (Signature(s)
Name(s) (Please print):_____________________________________________________

Address(es) (Please print):_________________________________________________

Area Code and Telephone Number(s):__________________________________________

Tax Identification or Social Security Number(s):____________________________

______________

* Only Existing Subordinated Notes in increments of $1,000 principal amount will be accepted. None of the Existing Subordinated Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Subordinated Notes held by us for your account.


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